UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road
Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

207-629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2021, Vineyard Wind 1, LLC, a wholly owned subsidiary of Vineyard Wind 1 Pledgor, LLC (“Vineyard Wind 1”), an indirect affiliate of Avangrid, Inc. (the “Corporation”), entered into a credit agreement with Banco Santander, S.A., New York Branch, in its capacity as administrative agent; MUFG Union Bank, N.A., in its capacity as collateral agent; and the lenders and issuing lenders party thereto from time to time (the “Construction Loan Agreement”), pursuant to which Vineyard Wind 1 entered into a depositary agreement with JPMorgan Chase Bank, N.A., in its capacity as depositary bank. Vineyard Wind 1 Pledgor LLC is a partnership between Avangrid Vineyard Wind, LLC, an indirect, wholly-owned subsidiary of the Corporation, and indirect subsidiaries of Copenhagen Infrastructure Partners, a fund management company based in Denmark. The Construction Loan Agreement provides for, among other things, construction loans and letters of credit of up to approximately $2.4 billion in the aggregate in order to finance a portion of costs of the development, construction, ownership, leasing, operation and maintenance of an up to approximately 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts with an export cable extending through Nantucket Sound in state waters and onshore in Barnstable, Massachusetts. The facility will be constructed by Vineyard Wind 1, LLC. The Construction Loan Agreement contains certain customary negative covenants, including, without limitation, covenants with respect to construction change orders and amendment of material Vineyard Wind 1 Project documents. Vineyard Wind 1 will pay an annual commitment fee of 40 basis points per annum (0.400%) on the average daily unused amount of the construction loan facility and each letter of credit pursuant to terms and requirements of the Construction Loan Agreement. The construction loans mature on the earliest of (i) (a) the Conversion Date (as defined in the Construction Loan Agreement), (b) October 15, 2024 (subject to the conditions and extensions under certain circumstances), and (c) the date on which the entire outstanding principal amount of the construction loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full under the Construction Loan Agreement, whether by acceleration or otherwise.

Additionally, on September 15, 2021, Avangrid Vineyard Wind, LLC, an indirect wholly-owned subsidiary of the Corporation, entered into that certain credit agreement with Banco Santander, S.A., New York Branch, in its capacity as administrative agent, MUFG Union Bank, N.A., in its capacity as collateral agent, and the lenders and issuing lenders party thereto from time to time (the “Term Loan Agreement” and together with the Construction Loan Agreement, the “Vineyard Wind 1 Project Financing Agreements”), pursuant to which Avangrid Vineyard Wind entered into a depositary agreement with JPMorgan Chase Bank, N.A., in its capacity as depositary bank, which Term Loan Agreement provides for, among other things, term loans and letters of credit of up to approximately $1.2 billion in the maximum aggregate amount to be drawn at the Conversion Date (as defined in the Term Loan Agreement) to finance a portion of its 50% share of the project cost of the Vineyard Wind 1 Project. The Term Loan Agreement contains certain customary negative covenants, including, without limitation, equity pledges and covenants with respect to amendment of material Vineyard Wind 1 Project documents. The term loans mature on the earliest of (i) the seventh anniversary of the earlier of (a) the Conversion Date and (b) October 15, 2024 (subject to the conditions and extensions under certain circumstances), (ii) October 15, 2031 and (iii) the date on which the entire outstanding principal amount of the term loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.

In connection with the Vineyard Wind 1 Project Financing Agreements, Avangrid Vineyard Wind, LLC entered into an equity contribution agreement with Banco Santander, S.A., New York Branch, in its capacity as administrative agent, CI-II Alice Holding, LLC, CI III Alice Holding LLC, Vineyard Wind CI Partners 1 LLC, Vineyard Wind Sponsor Partners 1 LLC, Vineyard Wind TE Partners 1 LLC, Vineyard Wind 1 Pledgor LLC and Vineyard Wind 1 LLC, and MUFG Union Bank, N.A., in its capacity as collateral agent (the “Equity Contribution Agreement”), pursuant to which Avangrid Vineyard Wind, LLC agreed to, among other things, make certain equity contributions to Vineyard Wind 1 Pledgor LLC, which is owned by Avangrid Vineyard Wind and indirect subsidiaries of Copenhagen Infrastructure Partners. Vineyard Wind 1 Pledgor LLC in turn has agreed to contribute such amounts to Vineyard Wind 1 LLC for the funding of certain costs of developing and constructing the Vineyard Wind 1 Project and to satisfy certain other conditions under and in accordance with the Term Loan Agreement. The Construction Loan Agreement, the Term Loan Agreement, and the Equity Contribution Agreement were entered into in connection with the financing of the development of the Vineyard Wind 1 Project (the “Vineyard Wind Project 1 Financing”).

In connection with the consummation of the Vineyard Wind Project 1 Financing, the Corporation issued a guaranty (the “Guaranty”) in favor of MUFG Union Bank, N.A., in its capacity as collateral agent, pursuant to with the Corporation agreed to guarantee payment when due of all payment obligations, whether now in existence or hereafter arising, by Avangrid Vineyard Wind, LLC to MUFG Union Bank, N.A. arising under the Equity Contribution Agreement up to $827 million in the aggregate. The Guaranty shall continue in effect until the earliest of (i) the Termination Date (as such term is defined in the Term Loan Agreement), (ii) the Conversion Date (as such term is defined in the Term Loan Agreement), (iii) the date that Avangrid Vineyard Wind, LLC has fully, irrevocably and unconditionally funded its Maximum Available Equity Contribution Amount (as such term is defined in the Term Loan Agreement),, and (iv) the date that acceptable credit support has been provided by or on behalf of Avangrid Vineyard Wind, LLC pursuant to the terms of the Equity Contribution Agreement.

The foregoing description is only a summary of the material provisions of the Construction Loan Agreement, the Term Loan Agreement, the Equity Contribution Agreement, and the Guaranty and are qualified in its entirety by reference to the full text of such agreements, copies of which will be filed by the Corporation as exhibits to its quarterly report on Form 10-Q for the quarterly period ending September 30, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Douglas Stuver
Name:	Douglas Stuver
Title:	Senior Vice President – Chief Financial Officer

Dated: September 21, 2021

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